Exhibit 99.1

Ault Alliance Announces Settlement of SEC Investigation

LAS VEGAS--(BUSINESS WIRE) – August 15, 2023 – Ault Alliance, Inc. (NYSE American: AULT), a diversified holding company (“Ault Alliance” or the “Company”) today announced that the Company, Executive Chairman Milton C. Ault, and Chief Executive Officer William B. Horne have reached a settlement with the U.S. Securities and Exchange Commission (“SEC”) to fully resolve the SEC’s previously disclosed investigation into certain of the Company’s public disclosures and its accounting for certain transactions, among other matters.

Under terms of the settlement, the Company, Mr. Ault, and Mr. Horne neither admit nor deny the SEC’s findings, which do not entail intentional misconduct. The Company will pay a civil penalty of $700,000 that was fully accrued in the fourth quarter of 2022; Mr. Ault will pay disgorgement of $85,504 and a civil penalty of $150,000; and Mr. Horne will pay a civil penalty of $20,720. In addition, the Company has undertaken to retain an independent consultant to conduct a comprehensive review of the Company’s internal control over financial reporting and disclosure controls and procedures, and to issue a report providing recommendations for improvements.

Further details of the settlement can be found in the settlement documents, which are publicly available on the SEC’s website.

The Company believes that this settlement is the right course of action for the Company and continues to be committed to operating at the highest level of integrity, including with respect to its public filings and communications with investors.

Milton C. Ault, III, the Company’s Executive Chairman, stated that: “Our settlement fully resolves the issues raised by the SEC’s investigation, and we are focused on moving forward with the Company’s business. Addressing the investigation has required significant time and attention of the Company’s senior management since it originated back in 2019, as well as significant Company resources, and we are grateful to put the matter behind us.”

“Since the Company first learned of this investigation, we have taken this matter very seriously, including by taking proactive steps to address matters at issue,” said William B. Horne, the Company’s Chief Executive Officer. “We have reevaluated and strengthened our internal control over financial reporting, and we have improved our processes, procedures, and supporting documentation, including agreeing to hire an independent consultant to assist in improving our processes. We remain committed to doing the right thing on behalf of our employees and investors and are pleased to have reached a resolution to this matter.”

About Ault Alliance, Inc.

Ault Alliance, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, Ault Alliance owns and operates a data center at which it mines Bitcoin and colocation and offers hosting services for the emerging artificial intelligence ecosystems and other industries, and provides mission-critical products that support a diverse range of industries, including metaverse platform, oil exploration, crane services, defense/aerospace, industrial, automotive, medical/biopharma, consumer electronics, hotel operations and textiles. In addition, Ault Alliance extends credit to select entrepreneurial businesses through a licensed lending subsidiary. Ault Alliance’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.Ault.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.Ault.com.

Contacts

IR@Ault.com or 1-888-753-2235